EXHIBIT 31.1


 CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                     PURSUANT TO 15 U.S.C. 78M(A) OR 78O(D)
                 (SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002)


I, Christina M. Strauch, Chairman of the Board of Directors, Principal Executive Officer, Treasurer and Principal Financial Officer of Rim Holdings Inc., hereby certify that:

(1)  I have reviewed this quarterly report on Form 10-QSB of the Company;

(2) Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

(3) Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this quarterly report;

(4) I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and I have:

     (a) designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this quarterly report is being prepared;

     (b) evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

     (c)  presented  in  this  quarterly   report  my   conclusions   about  the
          effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

(5) I have disclosed, based on my most recent evaluation, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent function):

     (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record,

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          process,  summarize and report  financial data and have identified for the Company's  auditors any material  weaknesses in internal controls;
          and

     (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

(6) I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the 12th day of February, 2004.


                                             /s/ Christina M. Strauch
                                             -----------------------------------
                                             Christina M. Strauch
                                             Chairman of the Board of Directors,
                                             Principal Executive Officer,
                                             Treasurer and Principal Financial
                                             Officer


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